Exhibit 7(c)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Series A Common Stock and Series B Common Stock, respectively, of Starz, a Delaware corporation, and further agree that this Joint Filing Agreement (this “Agreement”) be included as an exhibit to such joint filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completion and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other.

IN WITNESS THEREOF, each of the undersigned, being duly authorized, hereby executes this Agreement this 27th day of March, 2015.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	General Counsel and Chief Strategic Officer

LG LEOPARD GP CANADA INC.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	President, General Counsel and Secretary

LG LEOPARD CANADA LP, by its general partner
LG LEOPARD GP CANADA INC.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	President, General Counsel and Secretary

[Signature Page to Schedule 13D Joint Filing Agreement]